EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 30, 2005 and November 5, 2004, except for note 10 which date is December 9, 2004 included in its Annual Reports on Form 10-KSB for its years ended September 30, 2005 and 2004, respectively. The undersigned also consents to the references to the undersigned under the heading “Experts” in the Registration Statement.

/s/ ROSE, SNYDER & JACOBS

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

March 8, 2006